EXHIBIT 23.1

Andrew I. Telsey, P.C. Attorney at Law

12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112

Telephone: 303/768-9221 – Facsimile: 303/768-9224 – E-Mail: aitelsey@cs.com

May 4, 2007

Board of Directors

Northern Ethanol, Inc.

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

Re: Northern Ethanol, Inc.

Form SB-2/A2 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement, as amended, and related Prospectus.

Yours truly,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.